AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                         RYAN'S RESTAURANT GROUP, INC.,
                                       and
                        FIRE MOUNTAIN RESTAURANTS, INC.,
                                  as Borrowers,

                    THE DOMESTIC SUBSIDIARIES OF THE PARENT,
                                 as Guarantors,

                          THE LENDERS IDENTIFIED HEREIN

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                          DATED AS OF DECEMBER 20, 2004




                         BANC OF AMERICA SECURITIES LLC,
                        as Lead Arranger and Book Manager





================================================================================

(1) A published CUSIP number entitles subscribers (primarily banks and brokers) of Standard & Poor's CUSIP Service Bureau to obtain the number and associated CUSIP data from the Bureau whether or not the subscriber is a Lender under the Credit Agreement. Associated CUSIP data will include the Borrower's name, place of incorporation, the Administrative Agent's name, the date of the Credit Agreement, the total amount of the facilities thereunder, and the amount, type and maturity date of each facility thereunder. CUSIP numbers are unique identifiers designed to improve accuracy in communications involving a broad array of financial instruments, whether securities or not, and have no bearing on the characterization thereof.


                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Computation of Time Periods and Other Definitional Provisions..................................22
         1.3      Accounting Terms...............................................................................22
         1.4      Letter of Credit Amounts.......................................................................23
SECTION 2  CREDIT FACILITIES.....................................................................................23
         2.1      Revolving Loans................................................................................23
         2.2      Letters of Credit..............................................................................25
         2.3      Swingline Loans Subfacility....................................................................32
         2.4      Continuations and Conversions..................................................................33
         2.5      Minimum Amounts................................................................................33
         2.6      Joint and Several Liability of Borrowers.......................................................34
         2.7      Agency of the Parent for Fire Mountain.........................................................35
SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT..........................................35
         3.1      Interest.......................................................................................35
         3.2      Place and Manner of Payments; Administrative Agent's Clawback..................................36
         3.3      Prepayments....................................................................................37
         3.4      Termination and Reduction of Revolving Committed Amount........................................38
         3.5      Fees...........................................................................................39
         3.6      Payment in full at Maturity....................................................................40
         3.7      Computations of Interest and Fees..............................................................40
         3.8      Sharing of Payments............................................................................40
         3.9      Capital Adequacy...............................................................................41
         3.10     Inability To Determine Interest Rate...........................................................42
         3.11     Illegality.....................................................................................42
         3.12     Requirements of Law............................................................................42
         3.13     Taxes..........................................................................................43
         3.14     Compensation...................................................................................45
         3.15     Evidence of Debt...............................................................................46
SECTION 4  GUARANTY..............................................................................................46
         4.1      Guaranty of Payment............................................................................46
         4.2      Obligations Unconditional......................................................................46
         4.3      Modifications..................................................................................47
         4.4      Waiver of Rights...............................................................................47
         4.5      Reinstatement..................................................................................48
         4.6      Remedies.......................................................................................48
         4.7      Limitation of Guaranty.........................................................................48
         4.8      Rights of Contribution.........................................................................48
SECTION 5  CONDITIONS PRECEDENT..................................................................................49
         5.1      Closing Conditions.............................................................................49
         5.2      Conditions to All Extensions of Credit.........................................................51
SECTION 6  REPRESENTATIONS AND WARRANTIES........................................................................52
         6.1      Financial Condition............................................................................52

                                       i

         6.2      No Material Change.............................................................................52
         6.3      Organization and Good Standing.................................................................52
         6.4      Due Authorization..............................................................................53
         6.5      No Conflicts...................................................................................53
         6.6      Consents.......................................................................................53
         6.7      Enforceable Obligations........................................................................53
         6.8      No Default.....................................................................................53
         6.9      Ownership......................................................................................54
         6.10     Indebtedness...................................................................................54
         6.11     Litigation.....................................................................................54
         6.12     Taxes..........................................................................................54
         6.13     Compliance with Law............................................................................54
         6.14     ERISA..........................................................................................54
         6.15     Subsidiaries...................................................................................55
         6.16     Use of Proceeds................................................................................56
         6.17     Government Regulation..........................................................................56
         6.18     Environmental Matters..........................................................................56
         6.19     Intellectual Property..........................................................................57
         6.20     Solvency.......................................................................................58
         6.21     Investments....................................................................................58
         6.22     Legal Names....................................................................................58
         6.23     Disclosure.....................................................................................58
         6.24     Licenses, etc..................................................................................58
         6.25     No Burdensome Restrictions.....................................................................58
         6.26     Collateral Documents...........................................................................58
         6.28     Broker's Fees..................................................................................59
         6.29     Indebtedness under Note Purchase Agreements....................................................59
SECTION 7  AFFIRMATIVE COVENANTS.................................................................................59
         7.1      Information Covenants..........................................................................59
         7.2      Financial Covenants............................................................................63
         7.3      Preservation of Existence and Franchises.......................................................63
         7.4      Books and Records..............................................................................63
         7.5      Compliance with Law............................................................................63
         7.6      Payment of Taxes, Claims and Other Indebtedness................................................64
         7.7      Insurance......................................................................................64
         7.8      Maintenance of Property........................................................................64
         7.9      Collateral.....................................................................................64
         7.10     Use of Proceeds................................................................................64
         7.11     Performance of Obligations.....................................................................65
         7.12     Additional Credit Parties......................................................................65
         7.13     Audits/Inspections.............................................................................65
SECTION 8  NEGATIVE COVENANTS....................................................................................66
         8.1      Indebtedness...................................................................................66
         8.2      Liens..........................................................................................67
         8.3      Nature of Business.............................................................................67
         8.4      Consolidation and Merger.......................................................................67

                                       ii

         8.5      Sale or Lease of Assets........................................................................67
         8.6      Sale Leasebacks................................................................................68
         8.7      Investments....................................................................................68
         8.8      Restricted Payments............................................................................68
         8.9      Transactions with Affiliates...................................................................69
         8.10     Fiscal Year; Organizational Documents..........................................................69
         8.11     No Limitations.................................................................................69
         8.12     No Other Negative Pledges......................................................................69
         8.13     Capital Expenditures...........................................................................69
SECTION 9  EVENTS OF DEFAULT.....................................................................................71
         9.1      Events of Default..............................................................................71
         9.2      Acceleration; Remedies.........................................................................74
         9.3      Allocation of Payments After Event of Default..................................................74
SECTION 10  AGENCY PROVISIONS....................................................................................75
         10.1     Appointment and Authority......................................................................75
         10.2     Rights as a Lender.............................................................................76
         10.3     Exculpatory Provisions.........................................................................76
         10.4     Reliance by Administrative Agent...............................................................77
         10.5     Delegation of Duties...........................................................................77
         10.6     Resignation....................................................................................77
         10.7     Non-Reliance on Agents and Other Lenders.......................................................78
         10.8     Agents in Their Individual Capacity............................................................78
         10.9     Administrative Agent may File Proof of Claims..................................................79
SECTION 11  MISCELLANEOUS........................................................................................79
         11.1     Notices; Effectiveness; Electronic Communication...............................................79
         11.2     Right of Set-Off...............................................................................81
         11.3     Successors and Assigns.........................................................................81
         11.4     No Waiver; Cumulative Remedies.................................................................84
         11.5     Treatment of Certain Information; Confidentiality..............................................84
         11.6     Expenses; Indemnity; Damages Waiver............................................................85
         11.7     Amendments, Waivers and Consents...............................................................87
         11.8     Counterparts/Telecopy..........................................................................88
         11.9     Headings.......................................................................................88
         11.10    Defaulting Lender..............................................................................88
         11.11    Survival of Indemnification and Representations and Warranties.................................88
         11.12    Governing Law; Jurisdiction....................................................................89
         11.13    Waiver of Jury Trial; Waiver of Consequential Damages..........................................89
         11.14    Payments Set Aside.............................................................................90
         11.15    Severability...................................................................................90
         11.16    Further Assurances.............................................................................90
         11.17    Entirety.......................................................................................90
         11.18    Binding Effect; Continuing Agreement...........................................................90
         11.19    USA PATRIOT Act Notice.........................................................................91


                                      iii



SCHEDULES

Schedule 1.1(a)            Commitment Percentages
Schedule 1.1(b)            Existing Letters of Credit
Schedule 6.15              Subsidiaries
Schedule 8.1(b)            Indebtedness
Schedule 8.5(d)            Sales of Property
Schedule 10.1(b)           Intercreditor Agreement
Schedule 11.1              Notices


EXHIBITS

Exhibit A                  Form of Notice of Borrowing
Exhibit B                  Form of Revolving Note
Exhibit C                  Form of Swingline Loan Request
Exhibit D                  Form of Swingline Note
Exhibit E                  Form of Notice of Continuation/Conversion
Exhibit F                  Form of Officer's Certificate
Exhibit G                  Form of Joinder Agreement
Exhibit H                  Form of Assignment Agreement






                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of December 20, 2004 (amending and restating the Existing Credit Agreement referred to below) among RYAN'S RESTAURANT GROUP, INC., a South Carolina corporation (the "Parent"), FIRE MOUNTAIN RESTAURANTS, INC., a Delaware corporation ("Fire Mountain", together with the Parent, individually a "Borrower" and collectively the "Borrowers"), each of the Domestic Subsidiaries of the Parent (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         WHEREAS, pursuant to the Credit Agreement dated as of January 28, 2000 (as amended or otherwise modified from time to time, the "Existing Credit Agreement") among the Borrowers, the Guarantors, each lender party thereto (the "Existing Lenders") and Bank of America, N.A., as administrative agent, the Existing Lenders provided a credit facility to the Borrowers;

         WHEREAS, the Borrowers and the Guarantors have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers pursuant to the terms hereof, and the Lenders (including the Existing Lenders) have agreed to amend and restate the Existing Credit Agreement and provide an amended and restated credit facility to the Borrowers on the terms and conditions hereinafter set forth.

         NOW,  THEREFORE,  IN  CONSIDERATION  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquisition" by any Person means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors and assigns.

                  "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule
         11.1 or such other address or account as the Administrative Agent may from time to time notify the Parent and the Lenders.

                  "Administrative   Questionnaire"   means   an   Administrative
         Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or trustees of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" means the Administrative Agent and the Collateral Agent and any successors and assigns in such capacity.

                  "Applicable  Percentage" means, for Revolving Loans, Swingline
         Loans, Letter of Credit Fees and Unused Fees, the appropriate applicable percentages, in each case, corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:


                                          Applicable Percentage
                                                   For             Applicable Percentage For   Applicable Percentage
                                           Eurodollar Loans and         Base Rate Loans                 For
Pricing Level       Leverage Ratio        Letter of Credit Fees                                     Unused Fees
-------------- ------------------------- ------------------------- -------------------------- -------------------------
      I              <1.00 to 1.0                 0.625%                     0.0%                      0.125%
-------------- ------------------------- ------------------------- -------------------------- -------------------------
     II            <1.50 to 1.0 but               0.75%                      0.0%                      0.150%
                    => 1.00 to 1.0
-------------- ------------------------- ------------------------- -------------------------- -------------------------
     III           < 2.0 to 1.0 but                1.0%                      0.0%                      0.175%
                    => 1.50 to 1.0
-------------- ------------------------- ------------------------- -------------------------- -------------------------
     IV             => 2.00 to 1.0                1.25%                      0.25%                     0.225%
-------------- ------------------------- ------------------------- -------------------------- -------------------------

                  The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date on which the Parent delivers the officer's certificate in accordance with the provisions of Section 7.1(c); provided that the initial Applicable Percentages shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Calculation Date subsequent to December 29, 2004, and, thereafter, the Applicable Percentages shall be determined by the Leverage Ratio calculated as of the most recent Calculation Date; and provided further that if the Parent fails to provide the officer's certificate required by Section 7.1(c) on or before the date required by Section 7.1(c), the

         Applicable Percentages from such date shall be based on Pricing Level IV until such time that an appropriate officer's certificate is provided whereupon the Applicable Percentages shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date except as set forth in the previous sentence. Any adjustment in the Applicable Percentages shall be applicable to all existing Eurodollar Loans, Base Rate Loans and Letters of Credit as well as any new Eurodollar Loans or Base Rate Loans made or Letters of Credit issued.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Arranger" means Banc of America Securities LLC, in its capacity as lead arranger and book manager.

                   "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.3(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent.

                  "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

                  "Auto-Extension Letter of Credit" has the meaning assigned to such term in Section 2.2(b)(iii).

                  "Bank of America" means   Bank   of   America,   N.A.  and its
         successors and assigns.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BAS" means Banc of America Securities LLC and its successors and assigns.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
         (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Adjusted Base Rate.

                  "Big R Procurement" means Big R Procurement Company, LLC, a Delaware limited liability company.

                  "Borrower" has the meaning assigned to such term in the preamble hereto.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
..
                  "Calculation Date" has the meaning assigned to such term in the definition of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Carryforward Capital Expenditure Basket" means the aggregate, if any, of (i) all Unused Capital Expenditure Allowance allocated by the Parent pursuant to Section 8.13(b) for Capital Expenditures in future fiscal years and (ii) the Unused Restricted Payment Allowance allocated by the Parent pursuant to Section 8.8(b) for Capital Expenditures in future fiscal years. Notwithstanding the foregoing, the Carryforward Capital Expenditures Basket may not be increased in any fiscal year by more than $10,000,000.

                  "Carryforward Restricted Payment Basket" means the portion, if any, of all Unused Capital Expenditure Allowance allocated by the Parent pursuant to Section 8.13(b) for permitted repurchases of its Capital Stock in future fiscal years.

                  "Cash Collateral" and "Cash Collateralize" have the meanings assigned to such terms in Section 2.2(g).

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Change in Law" means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or
         (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

                  "Change of Control" means, with respect to the Parent, any of the following: (i) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the Voting Stock of the Parent on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent (whether or not such securities are then currently convertible or exercisable), (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Parent cease for any reason to constitute a majority of the directors of the Parent then in office unless such new directors were elected or designated by the directors of the Parent who constituted the board of directors of the Parent at the beginning of such period or such directors were elected by shareholders to fill vacant seats for resigning or retiring directors that were not replaced at the time of such resignation or retirement or (iii) the occurrence of a Change of Control or Change of Control Event (or any comparable term) under and as defined in the Note Purchase Agreements or the 2003 Note Purchase Agreement.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations promulgated thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

                  "Collateral Agent" means Bank of America, N.A., in its capacity as collateral agent for the Lenders, the Noteholders and the 2003 Noteholders under the Intercreditor Agreement and the Pledge Agreement, together with any successor that becomes such in accordance with the provisions of the Pledge Agreement and the Intercreditor Agreement.

                  "Collateral Documents" means a collective reference to the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Collateral Agent's security interests, for the benefit of the Secured Parties, in the Capital Stock of each Domestic and First-Tier Foreign Subsidiary of a Credit Party, including without limitation, UCC financing statements.

                  "Commitments" means (a) the commitment of each Lender with respect to the Revolving Committed Amount, (b) the commitment of the Issuing Lender with respect to the Letter of Credit Sublimit and (c) the commitment of the Swingline Lender with respect to the Swingline Committed Amount.

                  "Committed Borrowing" means a borrowing consisting of simultaneous Loans of the same type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

                  "Consolidated Net Worth" means, as of any date with respect to the Credit Parties and their Subsidiaries on a consolidated basis, shareholders' equity or net worth, as determined in accordance with GAAP.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the Issuer Documents, the Fee Letter, the Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto, in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time, and "Credit Document" means any one of them.

                  "Credit Parties" means the Borrowers and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Credit Party Obligations shall also include any Hedging Agreement between any Credit Party and any Lender or Affiliate of a Lender.

                  "Debtor Relief Laws" means the  Bankruptcy  Code of the United
         States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default  Rate"  has the  meaning  assigned  to  such  term in
         Section 3.1(b).

                  "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement when due (but only for so long as such Loan is not made or such Participation Interest is not purchased), (b) other than as set forth in the preceding clause (a), has failed to pay to any Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement when due (but only for so long as such amount has not been paid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any assets of which) a receiver, trustee or similar official has been appointed.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiaries" means all direct and indirect Subsidiaries of the Parent that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or have any material assets located in the United States or the District of Columbia) whether existing as of the date hereof or hereafter created or acquired.

                  "Earn Out Obligations" means, with respect to an Acquisition, all obligations of the Parent or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligation shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP.

                  "EBITDA" means, for any period with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or non-cash losses) plus
         (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP.

                  "EBITR" means, for any period with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or non-cash losses) plus
         (b) an amount which, in determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) Rent Expense for such period, all as determined in accordance with GAAP.

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Issuing Lender and the Swingline Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Parent or any of the Parent's Affiliates or Subsidiaries.

                  "Environmental Claim" means, with respect to the Real Properties, any investigation, written notice, notice of violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising
         (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health or safety, natural resources, or the environment.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health or safety and the environment, (b) the conservation, management, use or protection of natural resources and wildlife, (c) the protection or use of surface water and groundwater,
         (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "Equity Issuance" means any issuance by a Credit Party to any Person of (a) shares of its Capital Stock or other equity interests,
         (b) any shares of its Capital Stock or other equity interests pursuant to the exercise of options (other than Capital Stock issued to employees and directors pursuant to employees or directors stock option plans and Capital Stock issued to consultants) or warrants or (c) any shares of its Capital Stock or other equity interests pursuant to the conversion of any debt securities to equity. The amount of any Equity Issuance shall be the net cash proceeds derived therefrom, including, in the case of any conversion of any debt securities into equity the principal amount of such debt.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA   Affiliate"   means   an   entity,   whether   or  not
         incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "Event of Default" means any of the events or circumstances specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 11.15), any withholding tax (i) that is imposed by the United States on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), (ii) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
         Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 3.01(a) or (iii) that is imposed by the United Kingdom and arises solely as a result of such Foreign Lender's designation of a new Lending Office (other than at the request of a Borrower pursuant to Section 3.06(a)).

                  "Existing Credit Agreement" has the meaning assigned to such term in the preliminary statements hereof.

                  "Existing Lenders" has the meaning assigned to such term in the preliminary statements hereof.

                  "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1(b).

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain Fee Letter dated October 25, 2004 among the Parent, Bank of America and BAS.

                  "Fire Mountain" has the meaning assigned to such term in the preamble hereto.

                  "First Tier Foreign Subsidiary" means each Foreign Subsidiary in which any one or more of the Credit Parties owns directly more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

                  "Fixed Charge Coverage Ratio" means the ratio of (a) EBITR for the prior twelve month period to (b) the sum of (i) cash Interest Expense for the prior twelve month period plus (ii) Scheduled Funded Debt Payments for the prior twelve month period plus (iii) Rent Expense for the prior twelve month period.

                  "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of, or is making a Loan through a Lending Office or other branch located in, a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary of the Parent or any other Credit Party that is not a Domestic Subsidiary.

                  "Funded Debt" means, without duplication, the sum of (a) all outstanding Indebtedness (other than (i) Hedging Agreements and (ii) Indebtedness owing from one Credit Party to another Credit Party) of the Credit Parties and their Subsidiaries for borrowed money, (b) all obligations of the Credit Parties and their Subsidiaries evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (d) the Attributable Indebtedness of the Credit Parties and their Subsidiaries under all Capital Leases, (e) the Attributable Indebtedness of the Credit Parties and their Subsidiaries under all Synthetic Leases, (f) the Attributable Indebtedness of the Credit Parties and their Subsidiaries under all Securitization Transactions, (g) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances created for the account of a Credit Party or its Subsidiaries (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (h) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another Person, (i) all Funded Debt of another entity secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (j) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (k) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court, governmental agency, authority, instrumentality or regulatory body, or any securities exchange or self-regulatory organization.

                  "Guarantor" means each of the Domestic Subsidiaries of the Parent (other than Fire Mountain) and each Additional Credit Party which has executed a Joinder Agreement or otherwise become a Guarantor hereunder, together with their successors and assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,
         (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made unless such primary obligation in respect of which such Guaranty Obligation is made is not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof (assuming the guaranteeing person is required to perform).

                  "Hazardous Materials" means any substance, material or waste defined in or regulated under any Environmental Laws.

                  "Hedging Agreement" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

                  "Honor Date" has the meaning assigned to such term in Section 2.2(c)(i).

                  "Immaterial Subsidiary" means any Subsidiary of the Parent which accounted for less than (a) two percent (2%) of the consolidated assets of the Parent and its Subsidiaries, on a consolidated basis, as of the end of the most recent fiscal year of the Parent and (b) two percent (2%) of the consolidated revenues of the Parent and its Subsidiaries, on a consolidated basis, for the four fiscal quarters ending as of the most recent fiscal year of the Parent.

                  "Indebtedness" of any Person means, without  duplication,  (a)
         all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the Attributable Indebtedness of such Person under all Capital Leases, (h) the Attributable Indebtedness of such Person under all Synthetic Leases,
         (i) the Attributable Indebtedness of such Person under all Securitization Transactions, (j) all obligations of such Person in respect of Hedging Agreements, (k) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without  duplication,  all  drafts  drawn  thereunder  (to  the  extent unreimbursed), (l) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (m) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, and (n) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares. The
         Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Initial Capital Expenditure Basket" has the meaning assigned to such term in Section 8.13(a).

                  "Intellectual Property" has the meaning assigned to such term in Section 6.19.

                  "Intercreditor Agreement" means that certain Amended and Restated Intercreditor and Collateral Agency Agreement dated as of July 25, 2003 among the Collateral Agent, the Administrative Agent, the Noteholders and the 2003 Noteholders, as amended by the Intercreditor Amendment and as further amended, modified, supplemented or restated from time to time.

                  "Intercreditor Amendment" means that certain First Amendment to the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of the date hereof among the Collateral Agent, the Administrative Agent, the Noteholders and the 2003 Noteholders.

                  "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all interest, premium payments, debt discount, fees, charges and related expenses of the Credit Parties and their Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP.

                  "Interest Payment Date" means (a) as to Base Rate Loans (including a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the applicable Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however,
         (a) if any  Interest  Period would end on a day which is not a Business
         Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

                  "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the Issuing Lender and the applicable

         Borrower (or any Subsidiary) or in favor the Issuing Lender and relating to any such Letter of Credit.

                  "Issuing Lender" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit G.

                  "L/C  Advance"  means,  with  respect  to  each  Lender,  such
         Lender's  funding  of  its   participation  in  any  L/C  Borrowing  in
         accordance with its Applicable Percentage.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

                  "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

                  "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, the Swingline Lender, the Issuing Lender and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent and the Administrative Agent.

                  "Letter of Credit" means (a) a letter of credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2, as any such letter of credit may be amended, modified, extended, renewed or replaced and (b) any Existing Letter of Credit.

                  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

                  "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

                  "Letter of Credit Fees" has the meaning assigned to such term in Section 3.5(b).

                  "Letter  of  Credit   Sublimit"   means  an  amount  equal  to
         $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.

                  "Leverage Ratio" means, as of the end of each fiscal quarter, the ratio of (a) total Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Revolving Loans and the Swingline Loans (or a portion of any Revolving Loan or Swingline Loan), individually or collectively, as appropriate.

                  "Material  Adverse Effect" means a material  adverse effect on
         (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Credit Parties and their Subsidiaries taken as a whole to perform their obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Maturity Date" means December __, 2009.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Single Employer Plan to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Non-Excluded  Taxes" has the meaning assigned to such term in
         Section 3.13.

                  "Non-Extension Notice Date" has the meaning assigned to such term in Section 2.2(b)(iii).

                  "Non-Operating Subsidiaries" means the collective reference to Big R, Rymark and Ryan's Properties.

                  "Note" or "Notes" means the Revolving Notes and the Swingline Note, individually or collectively, as appropriate.

                  "Noteholders" means the holders from time to time of the 9.02% Senior Notes due January 28, 2008 (and any notes issued in substitution thereof) issued pursuant to separate Note Purchase Agreements.

                  "Note Purchase Agreements" means the collective reference to those separate Note Purchase Agreements dated as of January 28, 2000 among the Parent and each of the respective purchasers identified therein, as the same may be amended, modified, supplemented or restated from time to time.

                  "Notes Refinancing Indebtedness" has the meaning assigned to such term in Section 8.1(f).

                  "Notice of Borrowing" means a request by a Borrower for a Revolving Loan, in the form of Exhibit A.

                  "Notice of Continuation/Conversion" means a request by a Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit E.

                  "Operating Leases" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease other than any such lease in which such Person is the lessor.

                  "Operating Partners Program" means the Parent's program whereby employees of the Parent or its Subsidiaries who hold the positions of restaurant general manager, district manager or regional manager or positions of like authority and similar responsibilities may purchase Capital Stock of the Parent and may obtain from the Parent a guarantee of loans received by such an employee to enable such employee to purchase such Capital Stock pursuant to the program.

                  "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Credit Document.

                  "Parent" has the meaning assigned to such term in the preamble hereto.

                  "Participant" has the meaning assigned to such term in Section 11.3(d).

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or L/C Obligations as provided in Section 2.2, in Swingline Loans as provided in Section 2.3(c) or in any Loans as provided in Section 3.8.

                  "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation
         established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisitions" means an Acquisition by the Parent for consideration no greater than the fair market value; provided that
         (a) the Capital Stock or Property acquired in such Acquisition are in, or used or useful in, the same or similar or related line of business as the Parent is engaged in on the Closing Date, (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.9 and/or Section 7.12, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Parent shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.2, (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) after giving effect to such Acquisition, no Default or Event of Default shall exist, (g) after giving effect to such Acquisition, the amount of availability existing under the Revolving Committed Amount shall be greater than or equal to $20,000,000 and (h) the cash consideration and non-cash consideration (including, without limitation, assumed Indebtedness and Earn Out Obligations) paid in the aggregate for all Acquisitions shall not exceed $60,000,000 during the period from the Closing Date to the Maturity Date.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles (to the extent such general intangibles are not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments by a Credit Party in or to another Credit Party and (e) Permitted Acquisitions.

                  "Permitted Liens" means (a) Liens securing the Obligations (as defined in the Intercreditor Agreement), (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business (other than Liens arising under Section 412 of the Code or ERISA) such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of (i) tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations or (ii) leases of real property, in each case incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness permitted by Section 8.1(c); provided that (i) any such Lien shall extend solely to the item of such Property so acquired and
         (ii) any such Lien shall attach or be created contemporaneously with, or within 180 days after, the acquisition of such Property, (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit
         accounts  or  other  funds   maintained  with  a  creditor   depository
         institution, (k) any precautionary filings of financing statements under the UCC made in relation to leases of equipment which leases are otherwise permitted by this Credit Agreement, (l) Liens of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection and (m) other Liens securing Indebtedness permitted hereunder in an aggregate principal amount not exceeding $10,000,000 at any time.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, fund or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means that certain Amended and Restated Pledge Agreement dated as of July 25, 2003 executed and delivered by each of the Credit Parties in favor of the Collateral Agent, for the benefit of the Lenders (and any Affiliate of a Lender that enters into a Hedging Agreement with a Credit Party), the Noteholders and the 2003 Noteholders, as amended by the Pledge Amendment and as further amended, modified, extended, supplemented, restated, renewed or replaced from time to time.

                  "Pledge Amendment" means that certain First Amendment to the Amended and Restated Pledge Agreement dated as of the date hereof executed and delivered by each of the Credit Parties in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate of a Lender that enters into a Hedging Agreement with a Credit Party), the Noteholders and the 2003 Noteholders, as further amended or modified from time to time.

                  "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in
         Section 7.2 in respect of a proposed Acquisition as referred to in clause (d) of the definition of "Permitted Acquisition" set forth in this Section 1.1, that such Acquisition shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Administrative Agent has received the financial statements and officer's certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c). In connection with any calculation of the financial covenants set forth in Section 7.2 and upon giving effect on a Pro Forma Basis to any Acquisition, (a) any Indebtedness incurred by any Credit Party or any of its Subsidiaries in connection with such Acquisition (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (b) income statement items (whether positive or negative) attributable to the Capital Stock or Property acquired in such Acquisition shall be included to the extent relating to the relevant period and to the extent, and in the same manner, as such items are included for the Credit Parties.

                  "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of the Parent delivered to the Administrative Agent in connection with any Acquisition as referred to in clause (d) of the definition of "Permitted Acquisition" set forth in this Section 1.1 and containing reasonably detailed calculations, upon giving effect to such Acquisition on a Pro Forma Basis, of each of the financial covenants set forth in Section 7.2 as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Administrative Agent shall have received the financial statements and officer's certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c).

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Real Properties" means the real properties that the Credit Parties may own, operate or lease (as lessee or sublessee) from third parties from time to time.

                  "Regulation D, O, T, U or X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

                  "Rent Expense" means, for any period, the total rent expense for Operating Leases of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Reportable  Event" means a  "reportable  event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Holders" means, at any time, the holders of at least a majority in principal amount of the Senior Notes and the 2003 Senior Notes at the time outstanding (exclusive of the Senior Notes and 2003 Senior Notes then owned by the Parent or any of its Affiliates).

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit and Swingline Loans.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, or any other senior officer of a Credit Party designated as such to the Administrative Agent by such Credit Party.

                  "Revolving Committed Amount" means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000), as such amount may be adjusted from time to time in accordance with this Credit Agreement.

                  "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Loans" means the Revolving Loans made to a Borrower by the Lenders pursuant to Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrowers in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit B.

                  "Ryan's Properties" means Ryan's Properties, Inc., a Delaware corporation.

                  "Rymark" means Rymark Holdings, Inc., a Delaware corporation.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

                  "Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Parent, for the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to
         Section 3.3.

                  "Secured Parties" means a collective reference to the Lenders, the Noteholders and the 2003 Noteholders, and "Secured Party" means any one of them.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Parent or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Parent.

                  "Senior Notes" means the senior notes purchased by the Noteholders pursuant to the Note Purchase Agreements.

                  "Share Repurchase Program" means the share repurchase program authorized by the board of directors of the Parent.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Swingline Lender" means  Bank   of   America,  N.A.  or   any
         successor Swingline Lender.

                  "Swingline Loans" means the loans made by the Swingline Lender pursuant to Section 2.3.

                  "Swingline  Committed  Amount"   means  Ten  Million   Dollars
         ($10,000,000).

                  "Swingline Loan Request" means a request by the Parent for a Swingline Loan in substantially the form of Exhibit C.

                  "Swingline Note" means the promissory note of the Parent in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit D.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                  "Unreimbursed Amount" has the meaning assigned to such term in
         Section 2.2(c)(i).

                  "Unused Capital Expenditure Allowance" means, for any fiscal year, the amount by which the Initial Capital Expenditure Basket for such fiscal year exceeds the aggregate amount of Capital Expenditures actually made by the Parent and its Subsidiaries during such fiscal year.

                  "Unused Commitment" means, for any period, the amount by which
         (a) the then applicable  aggregate  Revolving  Committed Amount exceeds
         (b) the sum of the actual daily amount for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of L/C Obligations outstanding.

                  "Unused Restricted Payment Allowance" means, for any fiscal year, the amount by which the amount of share repurchases the Parent was permitted to make as of the end of such fiscal year in accordance with Section 8.8 exceeds the amount of actual share repurchases made by the Parent as of the end of such fiscal year.

                  "Voting Stock" of a corporation means all classes of the Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "2003 Noteholders" means the holders from time to time of the 4.65% Senior Notes due July 25, 2013 (and any notes issued in substitution thereof) issued pursuant to the 2003 Note Purchase Agreement.

                  "2003 Note Purchase Agreement" means the 2003 Note Purchase Agreement dated as of July 25, 2003 among the Parent and each of the respective purchasers identified therein, as the same may be amended, modified, supplemented or restated from time to time.

                  "2003 Senior Notes" means the senior notes purchased by the 2003 Noteholders pursuant to the 2003 Note Purchase Agreement.

         1.2      COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Parent shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Parent to the Lenders to which no such objection shall have been made.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.2 (including the definitions used therein) and also for purposes of calculating the Leverage Ratio in connection with the definition of "Applicable Percentage" set forth in Section 1.1, income statement items (whether positive or negative) attributable to any Person or property acquired in any Acquisition contemplated by the definition of "Permitted Acquisition" set forth in Section 1.1 and any Indebtedness incurred by the Credit Parties in order to consummate such Acquisition shall, to the extent not otherwise included in such income statement items for the Credit Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations occurring after the date of such Acquisition (and notwithstanding the foregoing, during the first four fiscal quarters following the date of the such Acquisition, such Acquisition and any Indebtedness incurred by the Credit Parties in order to consummate such Acquisition (A) shall be deemed to have occurred on the first day of the four fiscal quarter period immediately preceding the date of such Acquisition and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination).

         1.4      LETTER OF CREDIT AMOUNTS.

         Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

         1.5      TIMES OF DAY.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

                                    SECTION 2

                                CREDIT FACILITIES

         2.1      REVOLVING LOANS.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrowers, in Dollars, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of L/C Obligations outstanding plus the aggregate amount of Swingline Loans outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding L/C Obligations plus (other than the Swingline Lender) such Lender's pro rata share of Swingline Loans outstanding shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrowers may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the applicable Borrower shall telephone the Administrative Agent with the information described below as well as submit a written Notice of Borrowing in the form of Exhibit A to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the applicable Borrower has complied in all respects with Section 5.2. If the applicable Borrower shall fail to specify (x) an Interest Period in the case of a Eurodollar Loan, then such Eurodollar Loan shall be deemed to have an Interest Period of one month, or (y) the type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the applicable Borrower by the Administrative Agent by crediting the account of the applicable Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

                  (d) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by the Revolving Notes.

                  (e) Increase. The Parent may at any time and from time to time, upon prior written notice by the Parent to the Administrative Agent, increase the Revolving Committed Amount by up to FIFTY MILLION DOLLARS ($50,000,000) with additional Commitments from any existing Lender or new Commitments from any other Person selected by the Parent and approved by the Administrative Agent (not to be unreasonably withheld); provided that:

                  (i) any such increase shall be in a minimum principal amount of $10 million and in integral multiples of $1 million in excess thereof;

                  (ii) no Default or Event of Default shall be continuing at the time of any such increase;

                  (iii) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender's sole and absolute discretion;

                  (iv) any new  Lender  shall  join  this  Credit  Agreement  by
         executing   such   joinder   documents   reasonably   required  by  the
         Administrative Agent; and

                  (v) as a  condition  precedent  to such  increase,  the Parent shall deliver to the Administrative Agent a certificate of each Credit Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Credit Party (A) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Section 6 and the other Credit Documents are true and correct on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date and (2) no Default or Event of Default exists.

         The Borrowers shall prepay any Loans outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.14) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any nonratable increase in the Commitments under this Section 2.1(e). In connection with any such increase in the Revolving Committed Amount, Schedule 1.1(a) shall be revised by the Administrative Agent to reflect the new Commitments and shall be distributed by the Administrative Agent to the Lenders.

         2.2      LETTERS OF CREDIT.

                  (a) Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth herein, (A) the Issuing Lender agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.2, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit,
                  (x) the sum of the aggregate amount aggregate amount of Revolving Loans outstanding plus the aggregate amount of L/C Obligations outstanding plus the aggregate amount of Swingline Loans outstanding shall not exceed the Revolving Committed Amount, (y) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding L/C Obligations plus (other than the Swingline Lender) such Lender's pro rata share of Swingline Loans outstanding shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount, and (z) the aggregate amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                           (ii) The Issuing Lender shall not issue any Letter of
                  Credit, if:

                                    (A) the expiry date of such requested Letter
                           of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

                                    (B) the expiry date of such requested Letter
                           of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                           (iii) The Issuing  Lender  shall  not  be  under  any
                  obligation to issue any Letter of Credit if:

                                    (A) any  order,  judgment  or  decree of any
                          Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

                                    (B) the  issuance  of such  Letter of Credit
                          would violate one or more policies of the Issuing Lender;

                                    (C)  except  as  otherwise   agreed  by  the
                          Administrative Agent and the Issuing Lender, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

                                    (D)  such   Letter   of   Credit  is  to  be
                          denominated in a currency other than Dollars;

                                    (E)  such  Letter  of  Credit  contains  any
                          provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

                                    (F) a default of any Lender's obligations to
                          fund under Section 2.2(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with such Borrower or such Lender to eliminate the Issuing Lender's risk with respect to such Lender.

                           (iv) The Issuing Lender shall not amend any Letter of
                  Credit if the Issuing Lender would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                          (v) The Issuing Lender shall be under no obligation to
                  amend any Letter of Credit if (i) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                          (vi) The  Issuing  Lender  shall  act on behalf of the
                  Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Section 10 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.

         (b) Procedures for Issuance and Amendment of Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may reasonably require. Additionally, the applicable Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Lender or the Administrative Agent may reasonably require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 9 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

                  (iii) If a Borrower so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, a Borrower shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause
         (ii) or (iii) of Section 2.3(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any

         Lender or a Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an "Honor Date"), the applicable Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Loan Notice). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender shall upon any notice pursuant to Section 2.2(c)(i) make funds available to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
         Section 2.2(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

                  (iii) With  respect  to any  Unreimbursed  Amount  that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.2.

                  (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.2(c) to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the Issuing Lender.

                  (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the applicable
         Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.2(c) is not subject to the conditions set forth in
         Section 5.2 (other than delivery by the applicable Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

                  (iv) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Issuing Lender in accordance with banking industry rules on interbank compensation. A certificate of the Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                           (i) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.2(c), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in
         Section 11.14 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Credit Party Obligations and the termination of this Credit Agreement.

         (e) Obligations Absolute. The obligation of the Borrowers to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Credit Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the applicable Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

         The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will immediately notify the Issuing Lender. The Borrowers shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

         (f) Role of Issuing Lender. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any

Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.2(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Borrower which such Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 3.3 and 9.2(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.2, Section 3.3 and Section 9.2(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (such collateral, "Cash Collateral") pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Lender and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

         (i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

         (j) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the applicable Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers' business derives substantial benefits from the businesses of such Subsidiaries.

         2.3      SWINGLINE LOANS SUBFACILITY.

                  (a) Swingline Loans. The Swingline Lender hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make loans to the Borrowers in Dollars at any time and from time to time during the period from and including the Closing Date to but not including the Maturity Date (each such loan, a "Swingline Loan" and collectively, the "Swingline Loans"); provided that (i) the aggregate principal amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Committed Amount and (ii) the aggregate amount of Swingline Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of L/C Obligations outstanding shall not exceed the Revolving Committed Amount. Prior to the Maturity Date, Swingline Loans may be repaid and reborrowed by the Borrowers in accordance with the provisions hereof.

                  (b) Method of Borrowing and Funding Swingline Loans. By no later than 1:00 p.m., on the date of the requested borrowing of Swingline Loans, the Parent shall telephone the Swingline Lender as well as submit a Swingline Loan Request to the Swingline Lender in the form of Exhibit C setting forth (A) the amount of the requested Swingline Loan, (B) the date of the requested Swingline Loan and (C) certification that the Parent has in all respects complied with Section
         5.2. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Parent by 3:00 p.m. on the Business Day of the requested borrowing.

                  (c) Repayment and Participations of Swingline Loans. Each Borrower agrees to repay all Swingline Loans on the earlier to occur of
         (i) the date ten Business  Days after such  Swingline  Loan is made and
         (ii) the Maturity Date. Each repayment of a Swingline Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that a Borrower shall fail to timely repay any Swingline Loan, and in any event upon (A) a request by the Swingline Lender, (B) the occurrence of an Event of Default described in Section 9.1(f) or (C) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Lender shall irrevocably and unconditionally purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swingline Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Parent has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swingline Lender at the address provided in Section 11.1, or at such other address as the Swingline Lender may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this
         Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise).

                  (d) Swingline Note. The Swingline Loans made by the Swingline Lender shall be evidenced by a duly executed promissory note of the Borrowers to the Swingline Lender in the face amount of the Swingline Committed Amount and in substantially the form of Exhibit D.

         2.4      CONTINUATIONS AND CONVERSIONS.

         The Borrowers shall have the option, on any Business Day, to continue existing Revolving Loans that are Eurodollar Loans for a subsequent Interest Period, to convert Revolving Loans that are Base Rate Loans into Eurodollar
Loans or to convert Revolving Loans that are Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the applicable Borrower by telephone to the Administrative Agent followed by prompt submission of a written Notice of Continuation/Conversion, in the form of Exhibit E, in compliance with the terms set forth below, (b) except as provided in Section 3.13, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto,
(c) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default, (d) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period and (e) any request for continuation or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each continuation or conversion must be requested by the applicable Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case by telephone to the Administrative Agent followed by a written Notice of Continuation/Conversion promptly submitted to the Administrative Agent which shall set forth (A) whether the applicable Borrower intends to continue or convert such Loans and (B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.5      MINIMUM AMOUNTS.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan that is a Revolving Loan and each Base Rate Loan that is a Revolving Loan shall be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess thereof or the remaining amount available under the Revolving Committed Amount, if less (b) each Swingline Loan shall be in a minimum amount of $250,000 and in integral multiples of $250,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less) and (c) no more than ten (10) Eurodollar Loans that are Revolving Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Revolving Loans that are Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

         2.6      JOINT AND SEVERAL LIABILITY OF BORROWERS.

         (a) Each Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Credit Party Obligations, it being the intention of the parties hereto that all of the Credit Party Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

         (b) If and to the extent that any Borrower shall fail to make any payment when due, or perform, any of the Credit Party Obligations in accordance with the terms thereof, then in each such event, the other Borrower will make pay, or perform, such Credit Party Obligation.

         (c) The  obligations  of each  Borrower  under the  provisions  of this
Section 2.6 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

         (d) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Lender under or in respect of any of the Credit Party Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement or any other Credit Document. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Credit Party Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement or any other Credit Document, any and all other indulgences whatsoever by the Lenders in respect of any of the Credit Party Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Credit Party Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.6, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.6, it being the intention of each Borrower that, so long as any of the Credit Party Obligations remain unsatisfied, the obligations of such Borrower under this Section 2.6 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.6 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

         (e) The provisions of this Section 2.6 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Credit Party Obligations or to elect any other remedy. The provisions of this Section 2.6 shall remain in effect until all the Credit Party Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Credit Party Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.6 will forthwith be reinstated and in effect as though such payment had not been made.

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

         (f) Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         2.7      AGENCY OF THE PARENT FOR FIRE MOUNTAIN.

         Fire Mountain appoints the Parent as its agent for all purposes relevant to this Credit Agreement and the other Credit Documents, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any notice, acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by both of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not Fire Mountain joins therein.



                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         3.1      INTEREST.

                  (a) Interest. Subject to the provisions of Section 3.1(b):

                           (i) Base  Rate  Loans.  During  such  periods  as the
                  Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) Eurodollar Loans. During such periods as the Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

                           (iii) Swingline Loans. Each Swingline Loan shall bear
                  interest at the Adjusted Base Rate.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Adjusted Base Rate plus two percent (2%) per annum) (the "Default Rate").

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2      PLACE AND MANNER OF PAYMENTS; ADMINISTRATIVE AGENT'S CLAWBACK.

                  (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. Each Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Letters of Credit, fees or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may reasonably deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

                  (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Loan available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at
         (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the
         Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Revolving Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Revolving Loan Commitment Percentage included in such Revolving Loan. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                  (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing

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

         Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

                  (c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to
         Section 11.6(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.6(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.6(c).

         3.3      PREPAYMENTS.

                  (a) Voluntary Prepayments.  The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $3,000,000 and integral multiples of $500,000 in excess thereof. All prepayments under this Section shall be subject to Section 3.14, shall be applied to the Loans and L/C Obligations as the Borrowers may elect and shall be accompanied by interest on the principal amount prepaid through the date of prepayment; provided that if the Borrowers fail to specify how a prepayment should be applied, then such prepayment shall be applied first to Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities) and then to Swingline Loans.

                  (b)      Mandatory Prepayments.

                           (i) Revolving  Committed  Amount.  If at any time the
                  sum of the aggregate amount of Revolving Loans outstanding plus L/C Obligations outstanding plus Swingline Loans outstanding exceeds the Revolving Committed Amount, the Parent shall immediately make a principal payment to the Administrative Agent in the manner and in an amount such that the sum of the aggregate amount of Revolving Loans outstanding plus L/C Obligations outstanding plus Swingline Loans outstanding is less than or equal to the Revolving Committed Amount (to be applied as set forth in Section 3.3(b)(ii) below).

                           (ii) Prepayments on Senior Notes and 2003 Senior Notes. Contemporaneously with any prepayment of (i) the Senior Notes pursuant to Section 8.3 of the Note Purchase Agreements or (ii) the 2003 Senior Notes pursuant to Section 8.3 of the 2003 Note Purchase Agreement, the Borrowers shall make a principal payment to the Administrative Agent in an amount necessary to prepay the Loans on a pro rata basis according to the aggregate unpaid principal amount of the Senior Notes and the 2003 Senior Notes and the aggregate unpaid principal amount of the Loans.

                           (iii) Application of Prepayments. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied first to Revolving Loans, second to Swingline Loans and third to a cash collateral account in respect of L/C Obligations. Within the foregoing parameters, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to
                  Section 3.14 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         3.4      TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT.

                  (a) Voluntary Reduction. The Parent may from time to time permanently reduce or terminate (without premium or penalty) the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days' prior written notice to the Administrative Agent; provided, that, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of the Revolving Loans plus the aggregate amount of outstanding L/C Obligations plus the aggregate outstanding principal amount of Swingline Loans to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Parent pursuant to this Section 3.4(a).

                  (b)      Mandatory Reduction.

                           (i) Asset Dispositions. To the extent the asset dispositions permitted by Section 8.5(e) of this Credit Agreement exceed $50,000,000 in the aggregate during the period from the Closing Date to the Maturity Date, the Revolving Committed Amount shall be immediately and permanently reduced by the amount by which such permitted asset dispositions exceed $50,000,000 in the aggregate during such period.

                           (ii) Sale Leasebacks. To the extent the sale leaseback transactions permitted hereunder exceed $6,000,000 in the aggregate during any fiscal year, the Revolving Committed Amount shall be immediately and permanently reduced by the amount by which such sale leaseback transactions exceed $6,000,000 in the aggregate during any fiscal year.

                           (iii) Prepayments on Senior Notes and 2003 Senior Notes. Immediately upon the occurrence of any voluntary or optional prepayment of (i) the Senior Notes pursuant to
                  Section 8.2 of the Note Purchase Agreements or (ii) the 2003 Senior Notes pursuant to Section 8.2 of the 2003 Note Purchase Agreement, the Revolving Committed Amount shall be permanently reduced on a pro rata basis according to the aggregate unpaid principal amount of the Senior Notes and the 2003 Senior Notes and the amount of the Revolving Committed Amount on the date of such prepayment.

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

                           (iv) Notification. The Administrative Agent shall promptly notify the Lenders of any reduction of the Revolving Committed Amount pursuant to this Section 3.4(b).

         3.5      FEES.

                  (a) Unused Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrowers agree to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee equal to the Applicable Percentage for Unused Fees multiplied by the Unused Commitment (the "Unused Fees"). The Unused Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Parent (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the fiscal quarter then ending (or portion thereof), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Unused Fees, the Swingline Loans shall not be counted toward or considered usage of the Revolving Committed Amount.

                  (b) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrowers agree to pay to the Issuing Lender for the pro rata benefit of the Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee (the "Letter of Credit Fees") equal to the Applicable Percentage for the Letter of Credit Fees on the actual daily amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Parent (as well as on the Maturity Date) for the fiscal quarter then ending (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) above, the Borrowers shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (i) a letter of credit fronting fee equal to 0.125% of the face amount of each Letter of Credit, such fee to be due and payable in arrears on the last Business Day of each fiscal quarter of the Parent (as well as on the Maturity Date) for the fiscal quarter then ending and for the Letters of Credit issued during such fiscal quarter and
         (ii) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit.

                  (d) Administrative Fees. The Parent agrees to pay to the Administrative Agent, for its own account, an annual fee in accordance with the terms of the Administrative Agent Fee Letter.

         3.6      PAYMENT IN FULL AT MATURITY.

         On the Maturity Date, the entire outstanding principal balance of all Revolving Loans, all Swingline Loans and all L/C Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

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

         3.7      COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit  Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrowers are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.8      SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any L/C Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, L/C Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Credit Parties agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, L/C Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the any Agent or any other Lender an amount payable by such Lender to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender, if paid within two Business Days of the date when such amount is due, at a rate per annum equal to the Federal Funds Rate and thereafter at a rate per annum equal to the Base Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      CAPITAL ADEQUACY.

                  (a) If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon written notice from such Lender to the Parent (together with documentation supporting such claim; provided that failure to provide such documentation shall not impair a Lender's claim hereunder), the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender shall promptly notify the Parent and the Administrative Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Parent and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

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

         3.10     INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Parent and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Parent when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice is withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to Eurodollar Loans.

         3.11     ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Parent and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12     REQUIREMENTS OF LAW.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, branch taxes, taxes on doing business or taxes on capital or net worth (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Parent from such Lender, through the Administrative Agent, in accordance herewith, the Borrowers shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrowers may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Parent, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Parent shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13     TAXES.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
         (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c)  Indemnification  by the  Borrower.  Each  Borrower  shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

                  (d) Evidence of  Payments.  As soon as  practicable  after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Parent is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the Parent (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Parent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent or the Administrative Agent as will enable the Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

                  Without limiting the generality of the foregoing, in the event that such Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Parent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                           (i) duly completed copies of Internal Revenue Service
                  Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                           (ii)  duly  completed   copies  of  Internal  Revenue
                  Service Form W-8ECI,

                           (iii) in the case of a Foreign  Lender  claiming  the
                  benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and
                  (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                           (iv) any other form prescribed by applicable law as a
                  basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Parent to determine the withholding or deduction required to be made.

                  (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

         3.14     COMPENSATION.

         The Credit Parties promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after a Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by any Borrower in making any prepayment of a Eurodollar Loan after a Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar
Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.15     EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrowers and each Lender's share thereof, if any. The
         Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection
         (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms hereof.


                                    SECTION 4

                                    GUARANTY

         4.1      GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrowers or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any Borrower or by reason of the bankruptcy or insolvency of any Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by any Agent or any Lender upon this guaranty or acceptance of this guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between any Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

         4.3      MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to any Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender promptly upon demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Upon the request of the Parent, an Agent or a Lender will provide written support for any claim made pursuant to this Section 4.5; provided that failure to provide such written support shall not impair a Lender's or an Agent's claim hereunder.

         4.6      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.2)
notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7      LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

         4.8      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Credit Party Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction (or waiver by the Administrative Agent with the consent of the Required Lenders) of the following conditions each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents; and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Administrative Agent and the Lenders.

                  (b) Authority Documents. Receipt by the Administrative Agent of the following:

                           (i) Charter Documents. Copies of the articles or certificate of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of such Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                           (iv) Good Standing.  Copies of  certificates  of good
                  standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have or be reasonably expected to have a Material Adverse Effect on the business or operations of such Credit Party in such jurisdiction.

                           (v) Incumbency. An incumbency certificate of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                  (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion or opinions from legal counsel to the Credit Parties (which shall cover, among other things, authority, legality, validity, binding effect, and enforceability of the Credit Documents and the attachment, perfection, and validity of Liens), reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date.

                  (d) Financial Statements. Receipt by the Lenders of such financial information regarding the Credit Parties and their Subsidiaries as they may request, including, but not limited to, (i) the consolidated financial statements of the Parent and its Subsidiaries for their three most recently ended fiscal years, including balance sheets, income statements and cash flow statements audited by independent public accountants of recognized national standing and prepared in accordance with GAAP and (ii) unaudited consolidated financial statements of the Parent and its Subsidiaries, prepared in accordance with GAAP as of the fiscal quarter ending September 29, 2004 for the fiscal quarter ending as of such date.

                  (e) Note Purchase Agreements. The Administrative Agent shall have received copies, certified by an officer of the Parent as true and complete, of the Note Purchase Agreements and the 2003 Note Purchase Agreement (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to such Note Purchase Agreements and 2003 Note Purchase Agreement as of the Closing Date, such agreements, amendments and modifications to be acceptable to the Lenders.

                  (f) Collateral. Receipt by the Collateral Agent of all certificates evidencing any certificated Capital Stock pledged to the Collateral Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto.

                  (g) Litigation. There shall not exist any pending or, to the knowledge of any Credit Party, threatened action, suit investigation or proceeding against a Credit Party or any of their Subsidiaries that would have or reasonably be expected to have a Material Adverse Effect.

                  (h) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Parent as of the Closing Date stating that, among other things, (i) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations after giving effect to the transactions contemplated hereby, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Credit Parties, any of their Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or be reasonably expected to have a Material Adverse Effect,
         (iii) the financial statements and information delivered to the Administrative Agent on or before the Closing Date were prepared in good faith and in accordance with GAAP (iv) since December 31, 2003, there has been no development or event relating to or affecting a
         Credit  Party  or  any of  its  Subsidiaries  which  would  have  or be
         reasonably   expected  to  have  a  Material  Adverse  Effect  and  (v)
         immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) the Credit Parties, on a consolidated basis, are Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2.

                  (i) Fees and Expenses. Payment by the Credit Parties of the fees and expenses owed by them as set forth in the Fee Letter.

                  (j) Fees under the Existing Credit Agreement. Receipt on or before the Closing Date by the Administrative Agent, any Existing Lender and/or their affiliates of all fees and expenses that are required to be paid under the Existing Credit Agreement.

                  (k) Material Adverse Effect. There shall not have occurred a material adverse change since December 31, 2003 in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole.

                  (l)   Other.   Receipt   and   satisfactory   review   by  the
         Administrative Agent and its counsel of such other documents, instruments, agreements or information as reasonably and timely requested by the Administrative Agent or its counsel or any Lender, including, but not limited to, shareholder agreements and information regarding management of the Credit Parties and their Subsidiaries, litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters and contingent liabilities of the Credit Parties and their Subsidiaries.

         Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Parent shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing to the Administrative Agent, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, to the Issuing Lender an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2 and (iii) in the case of any Swingline Loan, to the Swingline Lender a Swingline Loan Request, duly executed and completed, by the time specified in Section 2.3.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                  (d) Material Adverse Effect. There shall not have occurred any Material Adverse Effect; and

                  (e) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus L/C Obligations outstanding plus Swingline Loans outstanding shall not exceed the Revolving Committed Amount, (ii) the sum of L/C Obligations outstanding shall not exceed the Letter of Credit Sublimit and (iii) the sum of Swingline Loans outstanding shall not exceed the Swingline Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the applicable Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

         6.1      FINANCIAL CONDITION.

                  (a) The financial statements delivered to the Lenders pursuant to Section 5.1(d) and Sections 7.1(a) and (b): (i) have been prepared in accordance with GAAP (subject, in the case of financial statements other than year-end financial statements, to normal year-end adjustments and the absence of footnotes), and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods.

                  (b) Since December 31, 2003, there has been no sale, transfer or other disposition by any Credit Party or any of its Subsidiaries of any material part of the business or Property of the Credit Parties and their Subsidiaries taken as a whole, and no purchase or other Acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties taken as a whole, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

         6.2      NO MATERIAL CHANGE.

         Since December 31, 2003, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect. From and after the Closing Date, except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock or other equity interest in a Credit Party or any of its Subsidiaries nor has any of the Capital Stock or other equity interest in a Credit Party or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value.

         6.3      ORGANIZATION AND GOOD STANDING.

         Each Credit Party (a) is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation or organization,
(b) is duly qualified and in good standing as a foreign corporation or a limited liability company and authorized to do business in every jurisdiction where the failure to be so qualified, in good standing or authorized would have or be reasonably expected to have a Material Adverse Effect and (c) has the requisite corporate or limited liability company power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4      DUE AUTHORIZATION.

         Each Credit Party (a) has the requisite corporate or limited liability company power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate or limited liability company action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation, operating agreement, articles of organization or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U, Regulation T or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6      CONSENTS.

         Except for consents, approvals, authorizations, orders, filings, registrations and qualifications which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      ENFORCEABLE OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium laws or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         6.8      NO DEFAULT.

         No Credit Party, nor any of its Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists.

         6.9      OWNERSHIP.

         Each Credit Party, and each of its Subsidiaries, is the owner of, and has good and marketable title to, or has a valid license or lease to use all of its respective assets (including, without limitation, its Intellectual Property) and none of such assets is subject to any Lien other than Permitted Liens.

         6.10     INDEBTEDNESS.

         The Credit Parties and their  Subsidiaries have no Indebtedness  except
(a) as disclosed in the financial statements referenced in Section 6.1 and (b) as otherwise permitted by this Credit Agreement.

         6.11     LITIGATION.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, any Credit Party or any of its Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect.

         6.12     TAXES.

         Each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid or caused to be paid (a) all amounts of taxes shown thereon to be due and payable (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) that are due and payable, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. There is no proposed tax assessment against Parent or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.13     COMPLIANCE WITH LAW.

         Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or be reasonably expected to have a Material Adverse Effect.

         6.14     ERISA.

         Except as would not have or be reasonably expected to have a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan;
         (ii) no  "accumulated  funding  deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably expected to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under each Single Employer Plan, whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such benefit liabilities.

                  (c) Neither any Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and, to the knowledge of the Credit Parties, no Multiemployer Plan is reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably expected to subject any Credit Party or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value of the liability of the Credit Parties and their Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

         6.15     SUBSIDIARIES.

         Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on Schedule 6.15 includes the jurisdiction of incorporation or organization, the number of shares of each class of Capital Stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and, with respect to any Subsidiary that is a corporation, non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.
Schedule 6.15 may be updated from time to time by the Parent by giving written notice thereof to the Administrative Agent.

         6.16     USE OF PROCEEDS.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. No proceeds of the Loans hereunder have been or will be used for the Acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such Acquisition.

         6.17     GOVERNMENT REGULATION.

                  (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, in any manner that would constitute a violation of Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans), the Note Purchase Agreements or the 2003 Note Purchase Agreement will violate or result in a violation of (i) the Securities Act of 1933, as amended,
         (ii) the Securities Exchange Act of 1934, as amended, (iii) regulations issued pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, or (iv) Regulation T, U or X.

                  (b) No Credit Party, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, No Credit Party, nor any of its Subsidiaries, is
         (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) No director, executive officer or principal shareholder of any Credit Party or any of its Subsidiaries has control of a company (i.e. such Credit Party or Subsidiary) and is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender), and the phrase "control of a company", have the respective meanings assigned thereto in Regulation O.

                  (d) Each Credit Party and each Subsidiary of a Credit Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         6.18     ENVIRONMENTAL MATTERS.

                  (a) Each of the Credit Parties is in compliance with all applicable Environmental Laws.

                  (b) Each of the Real Properties and all operations at such Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to such Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or such Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                  (c) No Credit Party nor any of its Subsidiaries has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real
         Properties or the Businesses, nor, to the knowledge of the Credit Parties or their Subsidiaries, is any such notice being threatened.

                  (d) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of such Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Laws.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

                  (f) There has been no release (including, without limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with such Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, would give rise to liability under, or would be required to be reported to a Governmental Authority pursuant to, any applicable Environmental Laws.

                  (g) None of the Real Properties that a Credit Party owns or leases contains, or has previously contained, any Hazardous Materials at, on or under such Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (h) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

                  (i) The Credit Parties and their Subsidiaries have adopted procedures that are designed to (i) ensure that each Credit Party and its Subsidiaries, any of their operations and each of the Real Properties remains in compliance with applicable Environmental Laws and
         (ii) minimize any liabilities or potential liabilities that each Credit Party and its Subsidiaries, any of their operations and each of the Real Properties may have under applicable Environmental Laws.

         6.19     INTELLECTUAL PROPERTY.

         Each Credit Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect.

         6.20     SOLVENCY.

         The  Credit  Parties,   on  a  consolidated   basis,   are,  and  after
consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.21     INVESTMENTS.

         All Investments of each Credit Party and its Subsidiaries are Permitted Investments.

         6.22     LEGAL NAMES.

         The exact legal name and state of organization of each Credit Party is as set forth on the signature pages hereto or on the signature pages of any Joinder Agreement delivered in connection herewith.

         6.23     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to an Agent or the Lenders nor any other document, certificate or statement furnished to an Agent or the Lenders by or on behalf of any Credit Party or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.24     LICENSES, ETC.

         The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain would not have or be reasonably expected to have a Material Adverse Effect.

         6.25     NO BURDENSOME RESTRICTIONS.

         No Credit Party, nor any of its Subsidiaries, is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

         6.26     COLLATERAL DOCUMENTS.

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

         6.27     LABOR CONTRACTS AND DISPUTES.

         (a) There is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (b) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; and (c) there is no pending, or to any Credit Party's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Credit Party or its employees.

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

         6.28     BROKER'S FEES.

         No Credit Party will, nor will it permit any of its Subsidiaries to, pay or agree to pay, or reimburse any other Person with respect to, any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

         6.29     INDEBTEDNESS UNDER NOTE PURCHASE AGREEMENTS.

         The Credit Party Obligations and all other Indebtedness under the Credit Agreement is pari passu with the Indebtedness arising under the Note Purchase Agreements and the Indebtedness arising under the 2003 Note Purchase Agreement.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and L/C Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, but in any event no later than the earlier of (i) the 90th day after the close of each fiscal year of the Parent and (ii) the day the Parent's annual report on Form 10-K is required to be filed with the SEC, a consolidated balance sheet of the Credit Parties and their Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of earnings, of shareholder's equity and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner; provided, that delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities Exchange Commission, together with the accountant's certificate described above, shall be deemed to satisfy the requirements of this Section 7.1(a).

                  (b) Quarterly Financial Statements. As soon as available, but in any event no later than the earlier of (i) the 45th day after the close of each fiscal quarter of the Parent (other than the fourth fiscal quarter) and (ii) the day that the Parent's quarterly report on Form 10-Q is required to be filed with the SEC, a consolidated balance sheet of the Credit Parties and their Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of earnings, of shareholder's equity and of cash flows for such fiscal quarter, setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Parent to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP (subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes); provided, that delivery within the time period specified above of the copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b).

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Parent substantially in the form of Exhibit F, (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such period, (ii) demonstrating compliance with any other terms of this Credit Agreement as reasonably requested by the Administrative Agent and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Parent proposes to take with respect thereto.

                  (d) Annual Business Plan and Budgets. At least 30 days prior to the end of each fiscal year of the Parent (or prior to the Closing
         Date in the case of the fiscal year ending December 29, 2004), beginning with the fiscal year ending December 29, 2004, a projected profit and loss statement of the Credit Parties and their Subsidiaries on a consolidated basis for the next fiscal year.

                  (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Parent in connection with any annual, interim or special audit of the books of such Person.

                  (g) Reports.  Promptly upon  transmission or receipt  thereof,
         (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Credit Parties and their Subsidiaries shall send to its shareholders generally in their capacity as shareholders and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning material environmental, health or safety matters.

                  (h) Notices. Upon a Responsible Officer of a Credit Party obtaining knowledge thereof, the Parent will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the

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

         nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Credit Parties or any of their
         Subsidiaries: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party or any of its Subsidiaries which if adversely determined would have or be reasonably expected to have a Material Adverse Effect, (B) the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation (including but not limited to, Environmental Laws) the violation of which would have or be reasonably expected to have a Material Adverse Effect and (C) any loss of or damage to any Property of a Credit Party or its Subsidiaries or the commencement of any proceeding for the condemnation or other taking of any Property of a Credit Party or its Subsidiaries, if such loss, damage or proceeding would have or be reasonably expected to have a Material Adverse Effect.

                  (i) ERISA. Upon any of the Credit Parties or any of their Subsidiaries or any ERISA Affiliate obtaining knowledge thereof, the Parent will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or is reasonably expected to result in, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their Subsidiaries or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any of its Subsidiaries or any ERISA Affiliates is required to contribute to each Plan pursuant to such Plan's terms and as required to meet the minimum funding standard set forth in Section 302 of ERISA and Section 412 of the Code with respect thereto; or (iv) any change in the funding status of any Plan that would have or be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Parent briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties or any of their Subsidiaries with respect thereto. Promptly upon request, the Credit Parties or any of their Subsidiaries shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested by the Administrative Agent, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (j) Environmental.

                           (i) Subsequent to a notice from any Governmental Authority where the subject matter of such notice would have or be reasonably expected to have a Material Adverse Effect, or during the existence of an Event of Default, upon the written request of Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Real Property and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such

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

                  an environmental report within sixty (60) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                           (ii) Each Credit  Party will conduct and complete all
                  investigations, studies, sampling, and testing and all remedial, removal, and other actions required under the Environmental Laws to address all Hazardous Materials on, from, or affecting any Real Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

                  (k) Amendments to Note Purchase Agreements and the 2003 Note Purchase Agreement. Promptly upon receipt thereof, a copy of (i) any amendments, modifications or supplements to any agreement or instrument evidencing any obligation of the Parent under the Note Purchase Agreements or any agreement or instrument related thereto or (ii) any amendments, modifications or supplements to any agreement or instrument evidencing any obligation of the Parent under the 2003 Note Purchase Agreement or any agreement or instrument related thereto.

                  (l) Notices provided to Noteholders and 2003 Noteholders.

                           (i) At  the  time  of  delivery  to  the  Noteholders
                  pursuant to the Note Purchase Agreements, copies of any notice provided to the Noteholders (including without limitation any notice required pursuant to Section 8.3 of the Note Purchase Agreements) pursuant to the Note Purchase Agreements, to the extent any such notice has not already been delivered to the Lenders pursuant to the terms hereof.

                           (ii) At the time of delivery to the 2003  Noteholders
                  pursuant to the 2003 Note Purchase Agreement, copies of any notice provided to the 2003 Noteholders (including without limitation any notice required pursuant to Section 8.3 of the 2003 Note Purchase Agreement) pursuant to the 2003 Note Purchase Agreement, to the extent any such notice has not already been delivered to the Lenders pursuant to the terms hereof.

                  (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and
         (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "Public Lender"). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed

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         to have authorized the Administrative Agent, the Issuing Lender and the
         Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

         7.2      FINANCIAL COVENANTS.

                  (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Parent, shall be less than or equal to 2.50 to 1.00.

                  (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Parent, shall be greater than or equal to 2.25 to 1.00; provided, however, that if scheduled principal payments are due and payable with respect to both the Senior Notes and the 2003 Senior Notes during the four fiscal quarter period of the Parent included in any calculation of the Fixed Charge Coverage Ratio, the Fixed Charge Coverage Ratio shall be greater than or equal to 2.00 to 1.00 as of the last day of the applicable fiscal quarter of the Parent.

                  (c) Minimum Consolidated Net Worth. The Consolidated Net Worth shall at all times be equal to or greater than $300,000,000 increased on a cumulative basis as of the end of each fiscal quarter of the Credit Parties, commencing with the fiscal quarter ending December 29, 2004 by an amount equal to 50% of the Net Income (with no deduction for net losses) for the fiscal quarter then ended plus an amount equal to 100% of the proceeds from any Equity Issuance.

         7.3      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by
Section 8.4.

         7.4      BOOKS AND RECORDS.

         Each  of  the  Credit   Parties  will,  and  will  cause  each  of  its
Subsidiaries   to,  keep  complete  and  accurate   books  and  records  of  its
transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

         7.5      COMPLIANCE WITH LAW.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws), unless such noncompliance would not have or be reasonably expected to have a Material Adverse Effect.

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         7.6      PAYMENT OF TAXES, CLAIMS AND OTHER INDEBTEDNESS.

         Each  of  the  Credit   Parties  will,  and  will  cause  each  of  its
Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or be reasonably expected to have a Material Adverse Effect.

         7.7      INSURANCE.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) from insurance companies acceptable to the Administrative Agent, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         7.8      MAINTENANCE OF PROPERTY.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to casualty events), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.9      COLLATERAL.

                  (a) If, subsequent to the Closing Date, a Credit Party shall acquire any Capital Stock required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Parent shall immediately notify the Collateral Agent of same.

                  (b) Each Credit Party shall (within 30 days of such request) take such action, as reasonably requested by the Collateral Agent and at its own expense, to ensure that the Secured Parties have a perfected Lien in all Collateral of the Credit Parties as set forth in the Pledge Agreement (whether now owned or hereafter acquired), subject only to Permitted Liens. Such actions to be required by the Collateral Agent may include, but are not limited to, delivery of Capital Stock, stock powers or other appropriate assignments in blank, UCC financing statements and legal opinions with respect thereto which shall be satisfactory to the Collateral Agent.

         7.10     USE OF PROCEEDS.

         The Credit Parties will use the proceeds of the Extensions of Credit solely (a) to refinance the existing Indebtedness of the Credit Parties, (b) to make Capital Expenditures, (c) to provide working capital for the Parent and its Domestic Subsidiaries and (d) for general corporate purposes of the Credit Parties (including, without limitation, the repurchase of Capital Stock of the Parent pursuant to the Share Repurchase Program to the extent permitted

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hereunder) and the payment of regularly  scheduled  payments with respect to the
Senior Notes and the 2003 Senior Notes.

         7.11     PERFORMANCE OF OBLIGATIONS.

         Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

         7.12     ADDITIONAL CREDIT PARTIES.

                  At the time any Person becomes a Subsidiary of a Credit Party, the Parent shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to (a) if it is a Domestic Subsidiary, execute a Joinder Agreement in substantially the same form as Exhibit G, (b) cause all of the Capital Stock of such Person (if it is a Domestic Subsidiary) or 65% of the Capital Stock of such Person (if it is a First Tier Foreign Subsidiary) to be delivered and pledged to the Collateral Agent (together with undated stock powers signed in blank),
         (c) if such Person is a Domestic Subsidiary and has any Subsidiaries, deliver and pledge all of the Capital Stock of such Domestic Subsidiaries owned by it and 65% of the stock of the First Tier Foreign Subsidiaries owned by it (together with undated stock powers signed in blank) to the Collateral Agent, (d) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity,  binding  effect  and  enforceability  of  the  documentation
         referred  to  above),   all  in  form,  content  and  scope  reasonably
         satisfactory to the Collateral Agent and (d) provide (i) to the Administrative Agent a new Schedule 6.15 which shall reflect the information regarding such new Subsidiary required by Section 6.15 and
         (ii) to the Collateral Agent, if applicable, a new Schedule 2(a) to the appropriate Pledge Agreement which shall reflect the pledge of the Capital Stock of such new Subsidiary.

         7.13     AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Credit Party will, and will permit each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.


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                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and L/C Obligations, together with interest, fees and other obligations then due and payable hereunder have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Closing Date and set forth on Schedule 8.1(b) (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

                  (c) purchase money Indebtedness (including obligations in respect of Capital Leases and Synthetic Leases) to finance the purchase of fixed assets (including equipment); provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $12,000,000 at any one time outstanding (in addition to any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) Indebtedness arising from Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (e) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

                  (f) (i) Indebtedness of the Borrowers and the Guarantors under the Note Purchase Agreements, the Senior Notes and the other financing documents related thereto in an aggregate principal amount not to exceed $75,000,000 and (ii) Indebtedness of the Borrowers and the Guarantors under the 2003 Note Purchase Agreement, the 2003 Senior Notes and the other financing documents related thereto in an aggregate principal amount not to exceed $100,000,000 and (iii) any renewals, refinancings, extensions, replacements or substitutions of any such Indebtedness identified in subclauses (i) and (ii) above (collectively, the "Notes Refinancing Indebtedness") so long as (A) the aggregate principal amount of Indebtedness owing by the Borrowers and the Guarantors pursuant to such Notes Refinancing Indebtedness and the Indebtedness permitted by subclauses (i) and (ii) above shall not exceed $175,000,000 in the aggregate at any one time and (B) the terms and conditions of such Notes Refinancing Indebtedness are no less favorable to the Borrowers and the Guarantors than the existing

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         Indebtedness evidenced by (x) the Note Purchase Agreements,  the Senior
         Notes and the other financing documents related thereto and (y) the 2003 Note Purchase Agreement, the 2003 Senior Notes and the other financing document related thereto;

                  (g) Indebtedness owing from one Credit Party to another Credit Party;

                  (h) Guaranty Obligations of the Parent arising from the Parent's guarantee of loans taken out by participants in the Operating Partner's Program the proceeds of which are used to purchase Capital Stock of the Parent pursuant to the Operating Partners Program, provided that such Guaranty Obligations of the Parent shall at no time exceed $6,000,000 in the aggregate during the period from the Closing Date to the Maturity Date; and

                  (i) Indebtedness arising from performance and standby letters of credit not to exceed an aggregate maximum amount of $1,000,000 at any one time.

         8.2      LIENS.

         No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

         8.4      CONSOLIDATION AND MERGER.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 8.4, (i) any Credit Party may be merged or consolidated with or into another Credit Party if (a) the Administrative Agent is given prior written notice of such action and the Credit Parties execute and deliver such documents, instruments, certificates and opinions as the Administrative Agent may request, including, without limitation, those necessary in order to maintain the perfection and priority of the Liens on the Collateral and (b) after giving effect thereto no Default or Event of Default exists; provided, that if the transaction is between the Parent and another Credit Party the Parent must be the continuing or surviving entity and
(ii) any Immaterial Subsidiary of the Parent may liquidate, wind up or dissolve itself.

         8.5      SALE OR LEASE OF ASSETS.

         No Credit Party will, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than:

                  (a) any inventory sold or otherwise disposed of in the ordinary course of business;

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                  (b) the sale,  lease or transfer  by a Credit  Party of any or all of its assets to another Credit Party so long as the Non-Operating Subsidiaries (after giving effect to such sale, lease or transfer) shall not own, on a collective basis, property, plant and equipment valued at more than five percent (5%) of the consolidated assets of the Parent and its Subsidiaries on a consolidated basis;

                  (c) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business or the trade in of equipment for equipment in better condition or of better quality; and

                  (d) the sale of the real property and personal property associated therewith identified on Schedule 8.5(d); and

                  (e) the sale of real property, including up to eleven (11) restaurants, in any fiscal year provided that (i) no Default or Event of Default exists before or after giving effect to any such sale, (ii) each such restaurant or other real property is sold pursuant to the terms and conditions of an arms-length contract for fair market value and (iii) to the extent such dispositions permitted under this subclause (e) exceed $50,000,000 in the aggregate during the period from the Closing Date to the Maturity Date, the Revolving Committed Amount shall be immediately permanently reduced by the amount by which such dispositions permitted by this subclause (e) exceed $50,000,000 in the aggregate during the period from the Closing Date to the Maturity Date.

         8.6      SALE LEASEBACKS.

         The Credit Parties hereby agree that to the extent the Credit Parties or any of their Subsidiaries directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired,
(a) which such Credit Party or its Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or its Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease in an amount exceeding $6,000,000 in the aggregate during any fiscal year, the Revolving Committed Amount shall be immediately permanently reduced by the amount by which such sale leaseback transactions in any fiscal year exceed $6,000,000 in the aggregate during such fiscal year.

         8.7      INVESTMENTS.

         No Credit Party will, nor will it permit its Subsidiaries to, make any Investments except for Permitted Investments.

         8.8      RESTRICTED PAYMENTS.

         (a) No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, (i) declare or pay any dividends or make any other distribution (whether in cash, securities or other payments) upon any shares of its Capital Stock of any class (other than dividends payable solely in Capital Stock); provided that, any Subsidiary of the Parent may pay dividends to its parent or (ii) purchase, redeem, make a sinking fund or similar payment or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares; provided, that, so long as at the time of any such repurchase and after giving effect thereto, no Default or Event of Default shall exist or be continuing, the Parent may repurchase shares of its Capital Stock pursuant to the Share Repurchase Program so long as, immediately after giving effect to any such repurchase, the aggregate amount of such repurchases shall not exceed the sum of (A) (1) $22,295,500 increased on a cumulative basis as of the end of each fiscal quarter of the Borrower by (2) an

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amount  equal to 50% of Net Income for such  period (or minus 100% of Net Income for such period if Net Income for such period if a loss) plus (B) the Carryforward Restricted Payment Basket minus (C) the amount of the aggregate Unused Restricted Payment Allowance allocated to the Carryforward Capital Expenditure Basket as provided below.

         (b) Within 90 days after the end of each fiscal year of the Parent, with the delivery of the audited annual financial statements in respect of the immediately preceding fiscal year of the Parent pursuant to Section 7.1(a), the Parent shall notify the Administrative Agent of (i) the Unused Restricted Payment Allowance for such immediately preceding fiscal year and (ii) whether or not the Parent will allocate any portion of such Unused Restricted Payment Allowance to the Carryforward Capital Expenditure Basket, whereupon the Carryforward Capital Expenditure Basket shall be immediately increased by the amounts allocated thereto. Notwithstanding the foregoing, the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000.

         8.9      TRANSACTIONS WITH AFFILIATES.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (a) any transaction between one Credit Party and another Credit Party, (b) without limiting subclause (a) of this Section 8.9, intercompany transactions expressly permitted by Section 8.1, Section 8.4,
Section 8.5, or Section 8.7 and (c) other transactions which are entered into on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.10     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year or (b) in any manner that would reasonably be likely to materially adversely affect the rights of the Lenders, change its articles or certificate of incorporation, operating agreement, articles of organization or its bylaws or (c) without providing ten (10) days prior written notice to the Administrative Agent, change its name or state of formation.

         8.11     NO LIMITATIONS.

         No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party, (d) sell, lease or transfer any of its properties or assets to any other Credit Party or (e) act as a Credit Party and pledge its Collateral pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extensions thereof, except (in respect of any of the matters referred to in subsections (a)-(d) above) for encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Credit Agreement and the other Credit Documents, (iii) the Note Purchase Agreements as in effect on the Closing Date, as amended in accordance with Section 8.15, (iv) the 2003 Note Purchase Agreement as in effect on the Closing Date, as amended in accordance with
Section 8.15 and (v) customary non-assignment or net worth provisions in any lease governing a leasehold interest.

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         8.12     NO OTHER NEGATIVE PLEDGES.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) as set forth in the Credit Documents, (b) agreements entered into in connection with Indebtedness permitted by Section 8.1(c) so long as such agreements do not prohibit Liens in favor of the Secured Parties and the restrictions contained in such agreements relate only to the asset or assets acquired or constructed in connection therewith, (c) as set forth in Section
10.6 of the Note Purchase Agreement and (d) as set forth in Section 10.6 of the 2003 Note Purchase Agreement.

         8.13     CAPITAL EXPENDITURES.

         (a) The Credit Parties will not permit Capital Expenditures in any fiscal year, commencing with the fiscal year ending December 29, 2004, to exceed the sum of (i) the amount set forth below for the relevant fiscal year set forth below (the "Initial Capital Expenditure Basket") plus (ii) the amount of net cash proceeds received in such fiscal year from the sale of restaurants in accordance with Section 8.5(e) plus (iii) the Carryforward Capital Expenditure
Basket:

         ----------------------------------- --------------------------------
                FISCAL YEAR AMOUNT
         ----------------------------------- --------------------------------
                        2004                             $90,000,000
         ----------------------------------- --------------------------------
                        2005                             $94,000,000
         ----------------------------------- --------------------------------
                        2006                             $98,000,000
         ----------------------------------- --------------------------------
                        2007                             $102,000,000
         ----------------------------------- --------------------------------
                        2008                             $106,000,000
         ----------------------------------- --------------------------------
                        2009                             $110,000,000
         ----------------------------------- --------------------------------


         (b) Within 90 days after the end of each fiscal year of the Parent, with the delivery of the audited annual financial statements in respect of the immediately preceding fiscal year of the Parent pursuant to Section 7.1(a), the Parent shall notify the Administrative Agent of (i) the Unused Capital Expenditure Allowance for such immediately preceding fiscal year and (ii) the Parent's allocation of such Unused Capital Expenditure Allowance in whole or in part to the Carryforward Capital Expenditure Basket and/or the Carryforward Restricted Payment Basket, whereupon the Carryforward Capital Expenditure Basket and/or the Carryforward Restricted Payment Basket shall be immediately increased by the amounts allocated thereto. If the Parent fails to deliver such timely notice to the Administrative Agent, the Unused Capital Expenditure Allowance shall be allocated first to the Carryforward Restricted Payment Basket and then to the Carryforward Capital Expenditure Basket. Notwithstanding the foregoing,
(A) the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000, (B) the Carryforward Restricted Payment Basket may not be increased in any fiscal year by more than $25,000,000 and (C) no increase in the Carryforward Restricted Payment Basket shall be permitted if the aggregate amount of the Capital Expenditures made in the immediately preceding fiscal year was less than $40,000,000.

         8.14     OWNERSHIP OF SUBSIDIARIES.

         The Parent shall at all times own, directly or indirectly, 100% of the Capital Stock of any Subsidiary of the Parent; provided, that another Subsidiary of the Parent may own Capital Stock in any Subsidiary of the Parent.

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         8.15     MODIFICATION OF INDEBTEDNESS.

         Other than with respect to (i) Indebtedness arising under this Credit Agreement and the other Credit Documents and (ii) any Indebtedness owing from one Credit Party to another Credit Party, no Credit Party will, nor will it permit any of its Subsidiaries to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof; provided, that, the Parent may enter into an amendment or modification of the Note Purchase Agreements or the 2003 Note Purchase Agreement in a manner adverse to the Parent so long as the Parent agrees to make amendments or modifications to the Credit Documents in a manner consistent with such amendments or modifications made to the Note Purchase Agreements or the 2003 Note Purchase Agreement.

         8.16     PREPAYMENT OF INDEBTEDNESS.

         Other than with respect to (i) Indebtedness arising under this Credit Agreement and the other Credit Documents and (ii) any Indebtedness owing from one Credit Party to another Credit Party, no Credit Party will, nor will it permit any of its Subsidiaries to, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness except that (a) the Parent may make a voluntary or optional prepayment on (I) the Senior Notes in accordance with Section 8.2 of the Note Purchase Agreements and (II) the 2003 Senior Notes in accordance with Section 8.2 of the 2003 Note Purchase Agreement; provided that (A) the Parent provides the Administrative Agent with written notice of such prepayments five (5) Business Days prior to the date of such prepayment and (B) the Revolving Committed Amount is permanently reduced on a pro rata basis according to the aggregate unpaid principal amount of the Senior Notes and the 2003 Senior Notes and the amount of the Revolving Committed Amount on the date of such prepayment in accordance with
Section 3.4(b) and (b) the Parent may make a prepayment on (I) the Senior Notes in accordance with Section 8.3 of the Note Purchase Agreements and (II) the 2003 Senior Notes in accordance with Section 8.3 of the 2003 Note Purchase Agreement; provided that (A) the Parent provides the Administrative Agent with all notices related to such prepayments required by Section 7.1(l) and (B) the Loans are prepaid on a pro rata basis according to the aggregate unpaid principal amount of the Senior Notes and the 2003 Senior Notes and the aggregate unpaid principal amount of the Loans in accordance with Section 3.3(b)(ii).

                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence, and during the continuance, of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within

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         three  Business  Days of when due of any  interest  on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c) Covenants. Any Credit Party shall:

                           (i) default in the due  performance  or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.10, 7.12 or Section 8;

                           (ii) default in the due  performance or observance by
                  it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days;

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, or (ii) other than because of acts or failure to act by the Lenders, the Administrative Agent or the Collateral Agent, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Collateral Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f)  Bankruptcy,  etc. The occurrence of any of the following:
         (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its
         Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g) Defaults under Other Agreements.

                           (i) A Credit Party or any of its  Subsidiaries  shall
                  default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party (including, without limitation, any Hedging Agreement, but excluding the Credit Documents), if such default would have or be reasonably expected to have a Material Adverse Effect; or

                           (ii) With  respect to any  Indebtedness  (other  than
                  Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of its Subsidiaries in an aggregate principal amount in excess of $5,000,000, (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees (including, without limitation, any judgment, order, or decree with respect to any litigation disclosed pursuant to the Credit Documents) shall be entered against any one or more of the Credit Parties and its Subsidiaries involving a liability of $5,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor, (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days, or (iii) are stayed and are not discharged within 60 days after the expiration of such stay.

                  (i) ERISA. The occurrence of any of the following events or conditions which would have or be reasonably expected to have a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of
         Section 4245 of ERISA) of such Plan; or (D) any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j) Ownership. There shall occur a Change of Control.

                  (k) Note Purchase Agreements. There shall occur a default or an event of default under (i) any of the Note Purchase Agreements, (ii) the Senior Notes or (iii) any other related agreement, document, or instrument issued or delivered in connection with any of the Note Purchase Agreements.

                  (l) 2003 Note Purchase Agreement. There shall occur a default or an event of default under (i) the 2003 Note Purchase Agreement, (ii) the 2003 Senior Notes or (iii) any other related agreement, document, or instrument issued or delivered in connection with the 2003 Note Purchase Agreement.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Parent, take the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a)  Termination  of  Commitments.   Declare  the  Commitments
         terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Parent to pay (and the Parent agrees that upon receipt of such notice or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d)  Enforcement  of  Rights.  Enforce  any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the Issuing Lenders to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans

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and all interest and other amounts as aforesaid shall  automatically  become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         9.3      ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by any Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agents or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by any Agent or any of the Lenders with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agents, the Issuing Lender or any Lender;

                  THIRD, to the payment of all accrued  interest  payable to the
         Lenders hereunder and all other obligations (other than those obligations to be paid pursuant to clause "FOURTH" below) which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" and "SECOND" above;

                  FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, to the payment or cash collateralization of the outstanding L/C Obligations and to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender, pro rata as set forth below; and

                  FIFTH, the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, L/C Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, L/C Obligations and obligations under Hedging Agreements) of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clause "FOURTH" above in the manner provided in this
Section 9.3.



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                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     APPOINTMENT AND AUTHORITY.

         (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent and the Collateral Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

         (b) Each Lender hereby consents to and approves the terms of the Intercreditor Agreement, a copy of which is attached hereto as Schedule 10.1(b). By execution hereof, the Lenders acknowledge the terms of the Intercreditor Agreement and agree to be bound by the terms thereof and further authorize and direct the Administrative Agent to enter into the Intercreditor Agreement on behalf of all the Lenders.

         10.2     RIGHTS AS A LENDER.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         10.3     EXCULPATORY PROVISIONS.

         The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except (i) with respect to the
         Administrative Agent, discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit
         Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law and (ii) with respect to the Collateral Agent, discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as

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

         shall be expressly provided for herein or in the other Credit Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Credit Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent and the Collateral Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.7 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or the Issuing Lender. The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.7 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Collateral Agent by a Borrower, a Lender or the Issuing Lender.

         The Administrative Agent and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.

         10.4     RELIANCE BY ADMINISTRATIVE AGENT.

         Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such

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Letter of Credit.  Each of the Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         10.5     DELEGATION OF DUTIES.

         Each of the Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents.

         10.6     RESIGNATION.

         The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and
(2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Section and Section
11.6 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and
Swingline Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and

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obligations hereunder or under the other Credit Documents, and (c) the successor
Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

         10.7     NON-RELIANCE ON AGENTS AND OTHER LENDERS.

         Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

         10.8     AGENTS IN THEIR INDIVIDUAL CAPACITY.

         Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Lender hereunder.

         10.9     ADMINISTRATIVE AGENT MAY FILE PROOF OF CLAIMS.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Credit Party Obligations (other than obligations under Hedging Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.2(i) and (j), 3.1 and 11.6) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay

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to the  Administrative  Agent any  amount due for the  reasonable  compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections
3.1 and 11.6.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1     NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

                  (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                           (i) if to any Borrower, the Administrative Agent, the
                  Collateral Agent, the Issuing Lender or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.1; and

                           (ii)  if  to  any  other  Lender,   to  the  address,
                  telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

         Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection
         (b) below, shall be effective as provided in such subsection (b).

                  (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 2 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as

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         available,  return e-mail or other written  acknowledgement),  provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                  (c) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Lender and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Lender and the Swingline Lender.

                  (d) Reliance by Administrative Agent, Issuing Lender and Lenders. The Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Swingline Loan Requests) purportedly given by or on behalf of the Borrowers even if
         (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. All telephonic notices to and other telephonic communications with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to such recording

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured or otherwise fully secured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(e) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. Each Lender hereby agrees that any set-off affected pursuant to this Section 11.2 shall be subject to the terms of the Intercreditor Agreement.

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         11.3     SUCCESSORS AND ASSIGNS.

                  (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Credit Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection
         (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that

                           (i) except in the case of an assignment of the entire
                  remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld or delayed);

                           (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans;

                           (iii) any assignment of a Commitment must be approved
                  by the Administrative Agent, the Issuing Lender and the Swingline Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                           (iv) the parties to each assignment shall execute and
                  deliver  to  the   Administrative   Agent  an  Assignment  and

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                  Assumption,  together with a processing and recordation fee of
                  $3,500,  and  the  Eligible  Assignee,  if it  shall  not be a
                  Lender,   shall  deliver  to  the   Administrative   Agent  an
                  Administrative Questionnaire.

         Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.12, 3.14, and 11.6 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent and the Issuing Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

                  (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of such Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swingline Loans) owing to it); provided that
         (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.7 that affects such Participant. Subject to subsection

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         (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.8, 3.12, and 3.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.2 as though it were a Lender.

                  (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.8 or
         3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.13(e) as though it were a Lender.

                  (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                  (h) Resignation as Issuing Lender or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Parent and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days' notice to the Parent, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the Parent shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Parent to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.2(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.3(c).

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         11.4     NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender, the Issuing Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


         11.5     TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

         Each of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Parent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Collateral Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, "Information" means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.6     EXPENSES; INDEMNITY; DAMAGES WAIVER.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation,

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         execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions
         contemplated  hereby  or  thereby  shall  be  consummated),   (ii)  all
         reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent, each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
         (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to a Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Credit Document, if such Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                  (c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may

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         be, such Lender's Applicable Percentage (determined as of the time that the applicable  unreimbursed expense or indemnity payment is sought) of
         such  unpaid  amount,   provided  that  the  unreimbursed   expense  or
         indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.2(d).

                  (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit
         Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

                  (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

                  (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Collateral Agent and the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Credit Party Obligations.

         11.7     AMENDMENTS, WAIVERS AND CONSENTS.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, and no consent to any departure by any Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Parent and the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

                  (b) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Revolving Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby; provided,

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

         however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest at the Default Rate;

                  (d) change Section 3.2 or Section 9.3 in a manner that would alter the pro rata sharing of payments or the order of application of payments required thereby without the written consent of each Lender directly affected thereby;

                  (e) change any provision of this Section 11.7 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

                  (f) (i) release any Borrower or, except in connection with a merger or consolidation permitted under Section 8.4 or a Disposition permitted under Section 8.5, all or substantially all of the Guarantors, from its or their obligations under the Credit Documents without the written consent of each Lender directly affected thereby; or (ii) except in connection with a Disposition permitted under Section 8.5, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

         and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Credit Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Credit Agreement or any other Credit Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.8     COUNTERPARTS/TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

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         11.9     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.10    DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender than notwithstanding the provisions of Section 11.7 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.11   SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default at the time of any issuance of Loans or extension of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Credit Party Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.12    GOVERNING LAW; JURISDICTION.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of South Carolina or of the United States for the District of South Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.12(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further

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         irrevocably  waives  and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.13    WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         11.14    PAYMENTS SET ASIDE.

         To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the Issuing Lender or any Lender, or the Administrative Agent, the Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Lender under clause (b) of the preceding sentence shall survive the payment in full of the Credit Party Obligations and the termination of this Credit Agreement.

         11.15    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.16    FURTHER ASSURANCES.

         The Credit Parties agree, upon the request of an Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including, but not limited to, such actions as are necessary to ensure that the Collateral

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Agent, for the benefit of the Secured Parties, has a perfected security interest in the Collateral subject to no Liens other than Permitted Liens.

         11.17    ENTIRETY.

         This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.18    BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Administrative Agent (with the consent of the Required Lenders) and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of the Borrowers, the Guarantors and the Lenders, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Agents and each Lender and their respective successors and assigns.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, L/C Obligations, interest, fees and other Credit Party Obligations (other than any obligations which by the terms thereof are stated to survive the termination of the Credit Documents) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents and the Collateral Agent shall, at the request and expense of the Parent, deliver all Collateral in its possession to the Parent and release all Liens on Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by an Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Lenders shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by an Agent or Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

         11.19    USA PATRIOT ACT NOTICE.

         Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:                      RYAN'S RESTAURANT GROUP, INC.,
---------
                                a South Carolina corporation

                                By:  /s/ Fred T. Grant, Jr.
                                   -----------------------------------------
                                Name:  Fred T. Grant, Jr.
                                Title: Senior Vice President - Finance

                                FIRE MOUNTAIN RESTAURANTS, INC.,
                                a Delaware corporation

                                By: /s/ Fred T. Grant, Jr.
                                   -----------------------------------------
                                Name:  Fred T. Grant, Jr.
                                Title: Treasurer

GUARANTORS:                     BIG R PROCUREMENT COMPANY, LLC,
----------
                                a Delaware limited liability company

                                By:  RYAN'S RESTAURANT GROUP, INC.
                                     a South Carolina corporation,
                                     its sole manager

                                     By:  /s/ Fred T. Grant, Jr.
                                        --------------------------------------
                                     Name:  Fred T. Grant, Jr.
                                     Title: Senior Vice President - Finance


                                 RYAN'S PROPERTIES, INC.,
                                 a Delaware corporation

                                 By:  /s/ Fred T. Grant, Jr.
                                    -----------------------------------------
                                 Name:  Fred T. Grant, Jr.
                                 Title: Treasurer

                                 RYMARK HOLDINGS, INC.,
                                 a Delaware corporation

                                 By:  /s/ Fred T. Grant, Jr.
                                    -----------------------------------------
                                 Name:   Fred T. Grant, Jr.
                                 Title:  Treasurer

                                 FIRE MOUNTAIN PROPERTIES, LLC,
                                 a Delaware limited liability company

                                 By:  FIRE MOUNTAIN RESTAURANTS, INC.,
                                      a Delaware corporation, its sole manager

                                      By:  /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                      Name:  Fred T. Grant, Jr.
                                      Title: Treasurer

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A.,
---------------------            in its capacity as Administrative Agent and
                                 Collateral Agent

                                 By:  /s/ John W. Pocalyko
                                    -----------------------------------------
                                 Name:  John W. Pocalyko
                                 Title: Managing Director

LENDERS:                         BANK OF AMERICA, N.A.,
-------                          in its capacity as a Lender

                                 By: /s/ John W. Pocalyko
                                    -----------------------------------------
                                 Name:  John W. Pocalyko
                                 Title: Managing Director


                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 as a Lender

                                 By:  /s/ Stephen C. Koelsch
                                     -----------------------------------------
                                 By:  Stephen C. Koelsch
                                 Title:  Vice President


                                 REGIONS FINANCIAL CORPORATION,
                                 as a Lender

                                 By:  /s/ Elaine B. Passman
                                     -----------------------------------------
                                 By:  Elaine B. Passman
                                 Title:  Assistant Vice President
                                         Corporate Banking


                                 SUNTRUST BANK,
                                 as a Lender

                                 By:  /s/ Susan M. Hall
                                    ------------------------------------------
                                 By:  Susan M. Hall
                                 Title:  Managing Director


                                 US BANK, NATIONAL ASSOCIATION,
                                 as a Lender

                                 By:  /s/ Russell S. Rogers
                                    ------------------------------------------
                                 By:  Russell S. Rogers
                                 Title:  Vice President

                                 BRANCH BANKING AND TRUST CO. OF SOUTH
                                 CAROLINA,
                                 as a Lender

                                 By:  /s/ Troy R. Weaver
                                    ------------------------------------------
                                 By:  Troy R. Weaver
                                 Title:  Vice President


                                 CAROLINA FIRST BANK,
                                 as a Lender

                                 By:  /s/ Charles D. Chamberlain
                                     -----------------------------------------
                                 By:  Charles D. Chamberlain
                                 Title:  Executive Vice President


                                 FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

                                 By:  /s/ John C. Fox
                                    ------------------------------------------
                                 By:  John C. Fox
                                 Title:  Executive Vice President


                                 FIFTH THIRD BANK,
                                 as a Lender

                                 By:  /s/ Brad Noel
                                    ------------------------------------------
                                 By:  Brad Noel
                                 Title:  AVP


                                 HIBERNIA NATIONAL BANK,
                                 as a Lender

                                 By:  /s/ Donna J. Richardson
                                    ------------------------------------------
                                 By:  Donna J. Richardson
                                 Title:  Assistant Vice President